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                                                                   EXHIBIT 10.32

                                SECOND AMENDMENT

     This Second Amendment (this "Amendment") is made and entered into as of December 4, 2002, by and between Crystal Park Hotel and Casino Development Company, LLC, a California limited liability company ("Landlord"), and California Casino Management, Inc., a California corporation ("Tenant").

     A. Landlord and Tenant entered into that certain Amended and Restated Lease dated as of February 14, 2000, as amended by that certain First Amendment dated as of October 1, 2001 (together, the "Lease"), whereby Tenant leases from Landlord that certain real property in Compton, California upon which Tenant operates the Crystal Park Casino (the "Premises").

     B. Landlord and Tenant desire to amend the Lease as set forth below.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     1. Defined Terms. Capitalized terms used herein, but not defined herein, shall have the meanings ascribed to such terms in the Lease.

     2. Expiration Date. Article 2, Section 2.01, first sentence, is hereby deleted and replaced with the following:

     "The term of this Lease shall commence on the date upon which Tenant opens the Card Club for business to the general public (the "Commencement Date") and shall continue until midnight on December, 31, 2003 (the "Expiration Date") unless sooner terminated pursuant to any provision hereof or otherwise amended pursuant to future amendments hereof. (the "Term" or "the term of this Lease")."

     3. Division of Gambling Control. The terms of this Amendment shall be subject to approval by the Division of Gambling Control.

     4. Relationship to Lease. This Amendment supercedes any inconsistent provisions contained in the Lease. Except as amended hereby, the Lease remains in full force and effect.

     5. Further Assurances. Each of the parties hereto shall execute and deliver such other and further documents and do such other and further acts as may be reasonably required to effectuate the intent of the parties and carry out the terms of this Amendment.

     6. Counterparts. This Amendment may be executed in counterparts, which, when taken together shall be one and the same instrument.

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IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.



LANDLORD                                    TENANT

Crystal Park Hotel and Casino               California Casino Management, Inc.,
Development Company, LLC,                   a California corporation
a California limited liability company

By: HP/Compton, Inc.                        By:  /s/ Leo Chu
Its: sole member                            Its: President

        By:  /s/ Daniel R. Lee
        Its: CEO

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